Exhibit 8.1

List of subsidiaries of Petróleo Brasileiro S.A. - PETROBRAS

Subsidiary companies	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Química S.A. - PETROQUISA	99.00	99.99	Brazil	Petrochemical
Petrobras Distribuidora S.A. - BR	99.99	99.90	Brazil	Distribution
BRASPETRO Oil Services Company - BRASOIL	99.99	99.99	Cayman Islands	International operations
BRASPETRO Oil Company - BOC	99.99	99.99	Cayman Islands	International operations
PIB - Petrobras Internacional - BRASPETRO B.V. (1)	99.99	99.99	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda. – PCEL (2)	100.00	100.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A.	99.95	99.95	Brazil	Corporate
Petrobras Gás S.A. - GASPETRO	99.90	99.99	Brazil	Gas transportation
Petrobras International Finance Company - PIFCo	99.99	99.99	Cayman Islands	International Comercialization and Financing
Petrobras Transporte S.A. - TRANSPETRO	100.00	100.00	Brazil	Transportation
Downstream Participações S.A.	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands BV	100.00	100.00	The Netherlands	Exploration and Production
UTE Nova Piratininga Ltda.	100.00	100.00	Brazil	Energy
FAFEN Energia S.A.	100.00	100.00	Brazil	Energy
TERMOR Participações S.A. (7)			Brazil	Energy
TERMORIO S. A. (3)	50.00	50.00	Brazil	Energy
TERMOBAHIA Ltda. (3)	29.00	29.00	Brazil	Energy
Ibiritermo S. A. (3)	50.00	50.00	Brazil	Energy
EVM Leasing Co. (4)	0.00	0.00	Cayman Islands	Exploration and Production
Companhia Petrolífera Marlim (4)	0.00	0.00	Brazil	Exploration and Production
NovaMarlim Petróleo S.A. (4)	0.00	0.00	Brazil	Exploration and Production
Nova Transportadora do Sudeste S.A.(4)	0.00	0.00	Brazil	Transportation
Nova Transportadora do Nordeste S.A.(4)	0.00	0.00	Brazil	Transportation
Barracuda e Caratinga Holding Company B.V. (4)	0.00	0.00	Cayman Islands	Exploration and Production
Cayman Cabiunas Investments Co. Ltda. (4)	0.00	0.00	Cayman Islands	Exploration and Production
Companhia Locadora de Equipamentos Petrolíferos S.A. – CLEP (4) (5)	0.00	0.00	Brazil	Exploration and Production
Albacora Japan Petroleum Limited Company (4)	0.00	0.00	Brazil	Exploration and Production
Companhia de Recuperação Secundária (4)	0.00	0.00	Brazil	Exploration and Production
PDET S.A. (4)	0.00	0.00	Brazil	Exploration and Production
MPX Termoceará Ltda. (6)	0.00	0.00	Brazil	Energy
SFE - Sociedade Fluminense de Energia Ltda. (6)	0.00	0.00	Brazil	Energy
Consórcio Macaé Merchant (6)	0.00	0.00	Brazil	Energy

(1)	Parent Company of Petrobras Energia S.A. – PEPSA (former Perez Companc S.A.-PECOM) and Petrolera Entre Lomas S.A. – PELSA (former Petrolera Perez Companc S.A.)

(2)	Former Petrobras Energia Ltda.

(3)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were accounted for as capital leases pursuant to SFAS 13.

(4)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were special purpose entities formed in connection with project financings transactions.

(5)	Former Langstrand Holdings S.A..

(6)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were not consolidated in PETROBRAS financial statements.

(7)	Disposed of in December of 2004 with immaterial impact to the consolidated financial statements.

List of subsidiaries of Petrobras International Finance Company

Subsidiary companies	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Europe Limited - PEL	100.00	100.00	United Kingdom	Trading Agent & Marketing Advisor
Petrobras Finance Limited - PFL	100.00	100.00	Cayman Islands	International Comercialization
BEAR Insurance Company Limited	100.00	100.00	Bermuda	Insurance

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